CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAD BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                    EXHIBIT 10.8

                    SOFTWARE LICENSE AND SERVICES AGREEMENT

This Software License and Services Agreement ("Agreement") is made as of the Effective Date by and between PeopleSoft, Inc. ("PeopleSoft"), a Delaware corporation having an office at 4305 Hacienda Drive, P.O. Box 9085, Pleasanton, California 94566 and Licensee.

                             TERMS AND CONDITIONS

1.     LICENSE

1.1 PeopleSoft grants Licensee a perpetual, non-exclusive, non-transferable license to use the licensed Software, solely for Licensee's internal data processing operations for the size of entity specified in the Schedule(s), on Servers located at Sites within the Territory. Licensee shall use any third party software products or modules provided by PeopleSoft solely with PeopleSoft Software.

1.2  Licensee may:

a. make a reasonable number of copies of the Software, solely for: (i) Production Use according to the terms of this Agreement; (ii) archive for emergency back-up purposes; and (iii) disaster recovery testing purposes; and
b. modify or merge the Software with other software, with the understanding that any modifications, however extensive, shall not diminish PeopleSoft's title or interest in the Software.

1.3 PeopleSoft shall provide Licensee with the number of copies of the Software and Documentation only as specified in the applicable Schedule and workstation access as specified in the applicable Schedule. Licensee may make a reasonable number of copies of Documentation solely for Licensee's internal use with the Software provided all copyright notices are reproduced.

2.     LICENSE EXCLUSIONS

2.1    Except as expressly authorized herein, Licensee shall not:

a.  Copy the Software;
b. Cause or permit reverse compilation or reverse assembly of all or any portion of the Software;
c.  Distribute, disclose (except for disclosure to third parties under sections
    4.2 and 14.2 of this Agreement), market, rent, lease or transfer to any third party any portion of the Software (including PeopleTools) or the Documentation, or use the Software or Documentation in any service bureau arrangement, facility management, or third party training;
d. Disclose the results of Software performance benchmarks to any third party without PeopleSoft's prior written consent (except for disclosure to third parties under sections 4.2 and 14.2 of this Agreement);
e. Transfer the Software to a different database platform without prior written notice to PeopleSoft and payment of any additional fees that may be due;
f. Transfer to or use the Software outside the Territory without providing prior written notice to PeopleSoft and payment of additional fees;
g. Export the Software in violation of U.S. Department of Commerce export administration regulations; and
h. Use PeopleTools, except solely in conjunction with the licensed PeopleSoft applications.

2.2 No license, right, or interest in any PeopleSoft trademark, trade name, or service mark is granted hereunder.

3.     FEES AND PAYMENT TERMS

3.1 Licensee shall pay PeopleSoft the fees as specified in each applicable Schedule.

3.2 Unless Licensee provides PeopleSoft with a valid tax exemption or direct pay certificate, Licensee is responsible for all taxes, duties and customs fees concerning the Software and/or services, excluding taxes based on PeopleSoft's income. Overdue payments shall bear interest at the lesser of twelve percent (12%) per annum or the maximum rate allowed under applicable law.

3.3 The license fee for the Software listed in the applicable Schedule is based upon Licensee's representations concerning pricing metrics of operation, as set forth in the Schedule(s). PeopleSoft reserves the right to assess additional license fees if the pricing metrics of operation are enlarged beyond the scope which formed the basis for the license fees.

3.4 On an annual basis, PeopleSoft shall provide Licensee with a statement listing the applicable pricing metrics for which the Software is licensed. Licensee shall provide PeopleSoft with a signed certification of such statement either (a) confirming that the Software is being used in conformance with the
applicable license; or (b) providing PeopleSoft with corrected figures.   If
Licensee provides PeopleSoft with corrected figures, PeopleSoft shall invoice Licensee for the applicable fees for any increase beyond the applicable pricing metrics licensed. Should Licensee fail to pay the applicable fees for any increase, such failure shall be deemed a material breach of this Agreement.

3.5 PeopleSoft reserves the right to audit Licensee's use of the Software no more than once annually at PeopleSoft's expense. All audits shall be conducted during regular business hours at Licensee's site and shall not unreasonably interfere with Licensee's business activities. PeopleSoft shall schedule any audits at least fifteen (15) days in advance.

4.     TITLE AND PROTECTION

4.1 PeopleSoft (or its third-party providers) retains title to all portions of the Software and any copies thereof. If Licensee creates a Software modification using PeopleTools, Licensee shall only have title in such modification that remains after PeopleTools has been separated from the modification. Licensee shall use modifications created by Licensee solely for internal use in accordance with this Agreement. Licensee may disclose Licensee-created modifications to other PeopleSoft customers through PeopleSoft Forum, subject to PeopleSoft's right to modify and monitor modifications distributed through PeopleSoft Forum. Except as stated above, Licensee shall have no right to market or distribute modifications. In the event Licensee provides Software modifications to PeopleSoft, PeopleSoft shall have a perpetual, royalty-free license from Licensee to use, enhance and incorporate such modifications into PeopleSoft's software products for general use and distribution. Licensee is not obligated to disclose modifications to PeopleSoft.

4.2 Title to the physical media for the Software vests in Licensee upon delivery. PeopleSoft represents that the Software contains valuable proprietary
information.   Licensee shall not disclose the Software to anyone other than those of its employees or consultants under nondisclosure obligation who have a need to access the Software for purposes consistent with this Agreement. Each full or partial copy of the Software made by Licensee shall have all copyright and proprietary information notices as provided in the original.

4.3 The Software was developed at private expense, is commercial, and is published and copyrighted. If Licensee is an agency of the United States Government or licensing the Software for operation on behalf of the United States Government, the Software is transferred to Licensee with rights no greater than those set forth in Federal Acquisition Regulation 52.227-19(c)(2) [or DFAR 252.227-7013(c)(1) if the transfer is to a defense-related agency] or subsequent citation.

4.4 The Software may be transferred to the U.S. government only with the separate prior written consent of PeopleSoft and solely with "Restricted Rights" as that term is defined in FAR 52.227- 19(c)(2) (or DFAR 252.227-7013(c)(1) if the transfer is to a defense- related agency) or subsequent citation.

5.     PATENT AND COPYRIGHT INDEMNITY

PeopleSoft shall indemnify and defend Licensee against any claims that the Software infringes any United States patent or copyright; provided that PeopleSoft is given prompt notice of such claim and is given information, reasonable assistance, and sole authority to defend or settle the claim. In the defense or settlement of the claim, PeopleSoft shall, in its reasonable judgment and at its option and expense: (i) obtain for Licensee the right to continue using the Software; (ii) replace or modify the Software so that it becomes noninfringing while giving equivalent performance; or (iii) if PeopleSoft cannot obtain the remedies in (i) or (ii) as its sole obligation, terminate the license for the infringing Software and upon receipt of the infringing Software, return only the license fees paid by Licensee for such Software, prorated over a five year term from the applicable Schedule Effective Date. PeopleSoft shall have no liability to indemnify or defend Licensee to the extent the alleged infringement is based on: (i) a modification of the Software by anyone other than PeopleSoft
(ii) use of the Software other than in accordance with the Documentation, or
(iii) use of the Software outside the Territory.

6.     DEFAULT AND TERMINATION

6.1 An event of default is: (i) a failure by either party to comply with any material obligation under this Agreement; and (ii) such non-compliance remains uncured for more than thirty (30) days after receipt of written notice thereof

6.2 If an event of default occurs, the nondefaulting party, in addition to any other rights available to it under law or equity, may terminate this Agreement and all licenses granted hereunder by written notice to the defaulting party. Except as otherwise specifically stated herein, remedies shall be cumulative and there shall be no obligation to exercise a particular remedy.

6.3 Within fifteen (15) days after termination of this Agreement, Licensee shall certify in writing to PeopleSoft that all copies of the Software in any form, including partial copies within modified versions, have been destroyed or returned to PeopleSoft.

7.     LIMITED WARRANTY

PeopleSoft warrants that it has title to the Software and/or the authority to grant licenses to use the third party software. PeopleSoft warrants that the Software will perform substantially in accordance with the Documentation for a period of one (1) year from the date of initial installation and that the Software media is free from material defects. PeopleSoft does not warrant that the Software is error-free. PeopleSoft's sole obligation is limited to repair or replacement of the defective Software in a timely manner, provided Licensee notifies PeopleSoft of the deficiency within the one-year period and provided Licensee has installed all Software updates provided pursuant to PeopleSoft's Software Support Services. PEOPLESOFT DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.     LIMITATION OF LIABILITY

PEOPLESOFT SHALL NOT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST DATA OR LOST PROFITS, HOWEVER ARISING, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCLUDING DAMAGES INCURRED BY LICENSEE UNDER THE ARTICLE ENTITLED, "PATENT AND COPYRIGHT INDEMNITY," PEOPLESOFT'S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT (WHETHER IN CONTRACT OR TORT) SHALL IN NO EVENT EXCEED THE AMOUNT PAID BY LICENSEE TO PEOPLESOFT FOR THE SOFTWARE MODULE OR THE SERVICES FROM WHICH THE CLAIM AROSE. THE PARTIES AGREE TO THE ALLOCATION OF LIABILITY RISK SET FORTH IN THIS SECTION.

9.     SINGLE SITE SOFTWARE SUPPORT SERVICES

PeopleSoft shall provide Licensee with one (1) year of Software Support Services for a single Server at Licensee's single, central Site listed in the applicable Schedule according to PeopleSoft's standard Software Support Services Terms and Conditions. After the first year, Licensee may elect to acquire single Site Software Support Services pursuant to the then-current terms and conditions by paying PeopleSoft the fees stated in the applicable Schedule. Unless Licensee elects to purchase Software Support Services for more than one Site, Licensee shall support all copies of the Software licensed under this Agreement through Licensee's single, central Site. Licensee may acquire Support Services for additional Sites for an additional annual fee.

10.    ON-SITE SUPPORT DAYS

PeopleSoft shall use the installation support days listed in the Schedule(s) to install the Software listed in the Schedule(s) on a single Server at Licensee's
single, central Site.   Any additional installation support requested by
Licensee shall be provided to Licensee at the then-current hourly rate. Licensee shall reimburse PeopleSoft for all reasonable travel and living expenses associated with any installation and support.

11.    TRAINING

PeopleSoft shall provide Licensee with the number of training units set forth in the Schedule for use at a PeopleSoft Training Facility. Licensee may use training units for training at Licensee's site only as the parties mutually agree in writing. Licensee must use these training units within one (1) year from the Schedule Effective Date.

12.    NOTICES

All notices shall be in writing and sent by registered mail, overnight mail, courier, or transmitted by facsimile (if confirmed by such mailing), to the addresses indicated in this Agreement or such other address as either party may indicate by at least ten (10) days prior written notice to the other party. Notices to PeopleSoft shall be sent to the attention of PeopleSoft Legal with a copy to Licensee's assigned account manager.

13.    ASSIGNMENT

Licensee may not assign this Agreement (by operation of law or otherwise) or sublicense the Software without the prior written consent of PeopleSoft, and any prohibited assignment or sublicense shall be null and void. Software licensed under this Agreement is solely for the use of Licensee. Any merger or acquisition of or by Licensee shall require payment of additional license fees for the expanded scope of use of the licensed Software.

14.    NONDISCLOSURE OBLIGATION

14.1 The terms, conditions, pricing and any other information clearly marked "confidential" under this Agreement are confidential and shall not be disclosed, orally or in writing by Licensee to any third party without the prior written consent of PeopleSoft. PeopleSoft shall not disclose to any third party any Licensee information provided to PeopleSoft which is clearly marked "confidential" without Licensee's prior written consent

14.2 Licensee shall protect the Software with at least the same degree of care and confidentiality, but not less than a reasonable standard of care, which Licensee utilizes for Licensee information that it does not wish disclosed to the public. Licensee may provide access to and use of the Software only to those third parties that: (i) provide services to Licensee concerning Licensee's use of the Software; (ii) have a need to use and access the Software; and (iii) have agreed to substantially similar non-disclosure obligations imposed by Licensee as those contained herein. This Agreement imposes no obligation upon Licensee with respect to PeopleSoft's confidential information which Licensee can establish by legally sufficient evidence: (a) was in the possession of, or was rightfully known by Licensee without an obligation to maintain its confidentiality prior to receipt from PeopleSoft; (b) is or becomes generally known to the public without violation of this Agreement; (c) is obtained by Licensee in good faith from a third party having the right to disclose it without an obligation of confidentiality; or (d) is independently developed by Licensee without the participation of individuals who have had access to PeopleSoft's confidential information. Licensee may disclose confidential information if required by law, provided that Licensee notifies PeopleSoft of such requirement prior to disclosure and gives PeopleSoft an opportunity to object to such disclosure. PeopleSoft may require Licensee to request that the appropriate governmental entity seal the record containing such confidential information and PeopleSoft shall have the right to assume responsibility for responding to and defending such requests for disclosure of the confidential information.

15.    GENERAL

This Agreement is made in and shall be governed by the laws of the State of California, without regard to its choice of law principles. Venue shall be in San Francisco, California. The section headings herein are provided for convenience only and have no substantive effect on the construction of this Agreement. No purchase order or other ordering document that purports to modify or supplement the printed text of this Agreement or any Schedule shall add to or vary the terms of this Agreement. All such proposed variations or additions (whether submitted by PeopleSoft or Licensee) are objected to and deemed material unless agreed to in writing. Except for Licensee's obligation to pay PeopleSoft, neither party shall be liable for any failure to perform due to causes beyond its reasonable control. If any provision of this Agreement is held to be unenforceable, this Agreement shall be construed without such provision. The failure by a party to exercise any right hereunder shall not operate as a waiver of such party's right to exercise such right or any other right in the future. Except for actions for non-payment or breach of PeopleSoft's proprietary rights in the Software, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued. This Agreement may be amended only by a written document executed by a duly authorized representative of each of the parties. This Agreement may be executed in counterparts. To expedite order processing, Transmitted Copies are considered documents equivalent to original documents, however Licensee agrees to provide PeopleSoft with one fully executed original Agreement and applicable Schedule(s).

This Agreement and the Schedule(s) constitute the entire agreement between the parties concerning Licensee's acquisition and use of the Software. This Agreement replaces and supersedes any prior verbal or written understandings, communications, and representations between the parties. This Agreement may be executed in counterparts, which taken together shall be considered original.

Sections 3, 4, 5, 8, 14, 15 and 16 of this Agreement shall survive any termination of this Agreement.

16.    DEFINITIONS

"Documentation" means only technical Publications relating to the use of the Software, such as reference, user, installation, systems administrator and technical guides, delivered by PeopleSoft to Licensee.

"PeopleTools" means the underlying architecture from which the Software is
designed, and   includes software application programming tools and code.

"Production Use" means the use of the Software to perform real time transactions for Licensee's internal use using live data.

"Schedule(s)" means the independent Software product schedule(s) executed by the
parties and Support Services schedules referencing this Agreement.    Each
Schedule is a separate and independent contractual obligation from any other
Schedule.      Agreement Effective Date and Schedule Effective Date(s) may
differ.

"Server" means a single database or file server that may be accessed by a network of personal computers as set forth in the applicable Schedule.

"Site" means a specific, physical location of Licensee's Server as set forth in the applicable Schedule.

"Software" means all or any portion of the then commercially available U.S. functionality contained within the global version of the binary computer software programs and enhancements thereto, (including corresponding source code, unless specifically excluded elsewhere in this Agreement or the Schedule(s)) and Documentation delivered by PeopleSoft to Licensee (or subsequently made by Licensee with PeopleSoft's prior written consent), as listed in the applicable Schedule. Software includes the third-party software only as specified in the Schedule. Software does not include source code to PeopleTools. Unless specifically stated otherwise, all Software is delivered to Licensee only if and when generally commercially available.

"Territory" means the territory designated in the applicable Schedule.

"Transmitted Copies" means this Agreement, Schedules and other ordering documents that are (i) copied or reproduced and transmitted via photocopy, facsimile or process that accurately transmits the original documents; and (ii) accepted by PeopleSoft.


The Effective Date is September 24, 1997

TRINET EMPLOYER GROUP, INC.
---------------------------
LICENSEE


/s/ DOUGLAS P. DEVLIN
---------------------
(Authorized Signature)


Douglas P. Devlin, CFO
----------------------
(Name/Title)

Licensee Address:  101 CALLAN AVENUE
                   ------------------
                   SAN LEANDRO, CA  94577
                   ----------------------





PEOPLESOFT, INC.



/s/ William E. Pollak
---------------------
(Authorized Signature)


William E. Pollak, VP National Sales
------------------------------------
(Name/Title)



Approved As To
Legal Form
/s/ BM  9/97
------  ----
Initial  Date

                                 SCHEDULE ONE
                                    TO THE
                    SOFTWARE LICENSE AND SERVICES AGREEMENT

This independent Schedule is made as of September 24, 1997 ("Schedule Effective Date") by and between PeopleSoft, Inc. ("PeopleSoft") and TriNet Employer Group, Inc. ("Licensee"). This Schedule is part of the Software License and Services Agreement between the parties dated September 24, 1997 ("Agreement"). PeopleSoft's standard Software Support Services Terms and Conditions shall be a part of this Schedule during the initial, non-chargeable year of Support Services, and thereafter only in the event Licensee elects to purchase Software Support Services. Capitalized terms used herein shall have the same meaning ascribed to them in the Agreement. Handwritten or typewritten text (other than information which is specifically called for in the spaces provided) which purports to modify or supplement the printed text of this Schedule shall have no effect and shall not add to or vary the terms of the Agreement. All such additions (whether submitted by Licensee or PeopleSoft) are objectionable and deemed material.


                                                                  Approved As To
                                                                  Legal Form
                                                                  BM 9/97
                                                                  -------------
                                                                  Initial Date

ACCEPTED BY:                                ACCEPTED BY:

LICENSEE                                    PEOPLESOFT, INC.

/s/ DOUGLAS P. DEVLIN                       /s/ WILLIAM E. POLLAK
--------------------------                  ------------------------------------
Authorized Signature                        Authorized Signature

Douglas P. Devlin, CFO                      William E. Pollak, VP National Sales
--------------------------                  ------------------------------------
Printed Name and Title                      Printed Name and Title

                                             Production           Test &                   License
                                             -----------          ------                   --------
                                             Copies/1/            Development                Fee
                                             ---------            -----------                ---
                                                                  Copies/2/
                                                                  ---------
HRMS Software applications
 Human Resources                                 1                      0                  [ * ]
 Benefits Administration                         1                      0                  [ * ]
 Payroll                                         1                      0                  [ * ]
Financials Software applications
 General Ledger (incl. nVision)                  1                      0                  [ * ]
 Asset Management                                1                      0                  [ * ]
 Payables                                        1                      0                  [ * ]
 Billing                                         1                      0                  [ * ]
 Receivables                                     1                      0                  [ * ]
                                                                                           -------
                                                             Subtotal from Page 1:         [ * ]
                                                             (less fee reduction)          [ * ]
                                                                                           -------
                                                             Subtotal from Page 2:         [ * ]
                                                                                           -------

                                                                      TOTAL FEES:          [ * ]
                                                                                           -------

The pricing set forth in this Schedule remains valid until 9/24/97.

-------------------------------------------------------------------------------------------------------------
Database Version:  Oracle                 Operating System:  HP-UX                Hardware Model:  HP
-------------------------------------------------------------------------------------------------------------

----------------------
/1/ Indicates the number of physical copies to be shipped to Licensee. Licensee's license includes the right to make copies for production use on Servers at Licensee's Sites within the Territory. For the HRMS Software applications licensed in this Schedule, the Territory shall be United States, Canada and the United Kingdom. For the Financials Software applications licensed in this Schedule, the Territory shall be United States only. Licensee will not receive additional physical copies of the Software for this purpose.

/2/ If test and development copies are indicated, Licensee's license includes the right to make test and development copies for use on Servers at Licensee's Sites within the Territory. Licensee will not receive additional physical copies of the Software for this purpose. Test and development copies may not be used for production purposes.

[ * ] Confidential Treatment Requested

                                                     PeopleSoft HRMS Page 1 of 3

Licensee receives the applicable items listed below:
------------------------------------------------------------------------------
                                                                       Qty:
                                                                       ----
PeopleTools - Restricted Development/(3)/                                1
Training Units/(4)/                                                    114
Installation Support Days/(5)/                                           9
Documentation for third party software                                   1
Documentation for PeopleSoft Applications                                2
--------------------------------------------------------------------------------


                          ADDITIONAL SOFTWARE/SERVICES

Software/Service                        Manufacturer                Quantity           Fee
----------------                        -----------                 --------           ---
Workstation Access (includes          PeopleSoft, Inc.              [ * ]              [ * ]
     base application                 Sybase, Inc./MITI
     access, Workstation              Crystal Computer
     SQR, QueryLink,                  Services
     nVision, Crystal).
Server SQR                            Sybase, Inc./MITI               1                included

                                                              Subtotal of Page 2:        $0
                                                                                         --


Payment terms: Licensee shall pay PeopleSoft ninety (90%) percent of the Total Fees on the Schedule Effective Date and ten (10%) percent upon the earlier of the Software installation date or sixty (60) days from the Schedule Effective Date. Unless otherwise stated in this Schedule, the license fees specified herein are non-cancelable and non-refundable. All fees are payable in U.S. dollars and sent to the attention of PeopleSoft's Accounts Receivable Department.

Single Site Software Support Services Renewal Terms: One (1) year after the Schedule Effective Date, Licensee may elect to continue Software Support Services for Licensee's single, central Site for the following year by paying PeopleSoft an annual Support Services fee of seventeen (17%) percent of the license fee paid for the Software licensed in this Schedule (17% of $650,200). Thereafter, for a period of five (5) years, Licensee may elect to continue single Site Software Support Services on an annual basis by paying PeopleSoft an annual Software Support Services fee which shall not exceed 108% of the prior year's fee. Thereafter, Licensee may elect to continue single Site Software Support Services by paying PeopleSoft the then-current Support Services fee. Additional license fees due based upon Licensee's growth in terms of annual revenues and/or employees shall be added to the base fee for calculation of Support Services fees due.

Increased HRMS License Fee Based Upon Increase in Employee Count: The pricing set forth for the HRMS Software licensed in this Schedule is based on a Licensee employee population of 3,500. Once Licensee grows to [ * ] employees and beyond [ * ] employees, Licensee shall pay PeopleSoft additional license fees for the licensed HRMS Software. Such additional license fees shall be as calculated in the table below for the HRMS Software licensed in this Schedule. Licensee's employee population shall be determined once annually in accordance with PeopleSoft's Support Services billing. Additional license fees due shall be added to the base fee for calculation of Support Services fees due.

_______________________________
/(3)/ PeopleTools for Restricted Development shall be used by Licensee to develop interfaces and modifications only to the licensed PeopleSoft Software application modules.
/(4)/ A Training Unit is equivalent to one person day of training in a PeopleSoft training class.
/(5)/ One (1) Installation Support day is equivalent to an eight (8) hour work day.
[ * ] Confidential Treatment Requested

                                                 PeopleSoft HRMS     Page 2 of 3


Employee Population                         Additional License Fees Due
-------------------                         ---------------------------
upon reaching 9,000 employees               [ * ]

each additional 1,000 employees beyond      [ * ] per each [ * ] employee increase
9,000 (up to 14,000 employees)

upon reaching 15,000 employees              [ * ]

each additional 1,000 employees beyond      [ * ] per each [ * ] employee increase
15,000 (up to 24,000)

upon reaching 25,000 employees              [ * ]

each additional 1,000 employees beyond      [ * ] per each [ * ] employee
increase
25,000 (up to 50,000)

each additional 1,000 employees             [ * ] per each [ * ] employee increase
beyond 50,000

Increased Financials License Fee Based Upon Increase in Annual Revenue:
Licensee's authorized use of the Financials Software licensed in this Schedule is based upon Licensee's current annual revenues of $250,000,000. Once Licensee's annual revenues reach and exceed $750,000,000, Licensee shall pay PeopleSoft additional license fees for the licensed Financials Software. Such additional license fees shall be as calculated in the table below for the Financials Software licensed in this Schedule. Licensee's annual revenues shall be determined once annually in accordance with PeopleSoft's Support Services billing. Additional license fees due shall be added to the base fee for calculation of Support Services fees due.


          Annual Revenue                     Additional License Fees Due
          --------------                     ---------------------------
          upon reaching $750 million          [ * ]

          each $250 million increase beyond
          increase $750 million               [ * ] per each [ * ] million

Additional Software Option: Through the period ending March 15, 1998, Licensee shall have the option to license one (1) production copy of the following Software applications for the following license fees:

     Software application               License Fee
     --------------------               -----------
     Projects                           $56,000

     Time and Labor                     $110,000

The license fees stated in this option include one year of Software Support Services commencing upon exercise of the pricing option. The pricing stated in this option shall only be valid if PeopleSoft is not subjected to a competitive sales process. A competitive sales process includes responding to an RFP, RFQ, RFI and more than one PeopleSoft product demonstration per product.


LICENSEE SITE ADDRESS                        BILL-TO ADDRESS                     SHIP-TO ADDRESS
101 Callan Avenue                            101 Callan Avenue                   101 Callan Avenue
San Leandro, CA  94577                       San Leandro, CA  94577              San Leandro, CA  94577


Contact Name:  Doug Devlin                   Contact Name:  Doug Devlin          Contact Name:  Doug Devlin
Phone No.  510/297-0221                      Phone No.  510/297-0221             Phone No.  510/297-0221
Fax No.  510/352-6480                        Fax No.  510/352-6480               Fax No.  510/352-6480
                                             P.O. Box No:

[ * ] Confidential Treatment Requested
                                                    PeopleSoft HRMS  Page 3 of 3

                           Software Support Services
                             Terms and Conditions

    Software Support Services Terms and Conditions ("Support Services") are referenced in and incorporated into the License Agreement between PeopleSoft and Licensee. Upon reasonable notice, PeopleSoft reserves the right to modify the terms and conditions of Support Services on an annual basis to reflect current market conditions.

1.  Coverage

    PeopleSoft provides Licensee with Support Services for the Software at Licensee's single, central Site in consideration for Licensee's payment of the applicable support services fees to PeopleSoft. Only employees from Licensee's single, central, supported Site may contact PeopleSoft in connection with the provision of Support Services. Licensee may acquire support services for additional Sites by paying an additional fee.

2.  Software Maintenance

    The following technical and functional improvements will be issued periodically by PeopleSoft to improve Software operations:
    a.  Fixes to Errors;
    b.  Updates; and
    c.  Enhancements contained within new releases.

3.  Priority Level of Errors
    PeopleSoft shall reasonably determine the priority level of Error. PeopleSoft uses the following protocols:

    Priority A (Critical):

    PeopleSoft promptly initiates the following procedures: (1) assign PeopleSoft specialists to correct the Error; (2) provide ongoing communication on the status of the corrections; and (3) immediately commence to provide a Workaround or a Fix.

    Priority B (Urgent):

    PeopleSoft: (1) assigns a PeopleSoft specialist to commence correction of the Error and (2) Provides escalation procedures as reasonably determined by PeopleSoft support staff. PeopleSoft exercises all commercially reasonable efforts to include the Fix for the Error in the next Software maintenance release.

    Priority C (Standard):
    PeopleSoft may include the Fix for the Error in the next major Software release.

4.  Telephone Support

    PeopleSoft provides telephone technical support concerning installation and use of the Software. Except for designated holidays, standard telephone support hours are Monday through Friday, 6:00 a.m. to 6:30 p.m. Pacific Time. Telephone Support is available 24-hour, 7-days a week for in-production customers who need to resolve critical production problems outside of normal support hours.

5.  Account Manager

    PeopleSoft assigns an account manager to assist the on-going support relationship. A reasonable amount of account manager on-Site time is included in the annual Support Services fee. Licensee will reimburse PeopleSoft for the reasonable travel and living expenses of the account manager for on-Site activity.

6.  PEOPLESOFT FORUM

    a. PeopleSoft Forum on-line bulletin board system features postings by PeopleSoft and PeopleSoft Software users regarding technical and non-technical topics of interest. Licensee may access PeopleSoft Forum via the Internet. At Licensee's own expense, Licensee shall acquire appropriate Internet access software.

    b. All maintenance releases and program fixes to the Software may be delivered to Licensee through PeopleSoft Forum. All information specified in PeopleSoft Forum by PeopleSoft is confidential and proprietary to PeopleSoft and shall only be used in connection with Licensee's use of the Software and informational communications with other PeopleSoft Forum participants. PeopleSoft reserves the right to modify information posted to PeopleSoft Forum. PeopleSoft shall have the right to publish and distribute only through PeopleSoft Forum in all languages and in association with Licensee's name any material or software programs provided by Licensee to PeopleSoft Forum. Licensee shall not use PeopleSoft Forum for advertising or public relations purposes and shall only submit information to PeopleSoft Forum which is owned by Licensee or which Licensee has third party permission to submit to PeopleSoft Forum for use by all other PeopleSoft Forum users.

    c. In the interest of diminishing exposure to software viruses, PeopleSoft tests and scans for software viruses all information entered by PeopleSoft prior to submission of information to PeopleSoft Forum. Licensee shall also use a reliable virus detection system on any software or information posted to PeopleSoft Forum, utilize back-up procedures, monitor access to PeopleSoft Forum, promptly notify PeopleSoft of any virus detected within Licensee's systems associated with PeopleSoft Forum and generally exercise a reasonable degree of caution when utilizing information from PeopleSoft Forum. PeopleSoft does not warrant that PeopleSoft Forum will operate without interruption or without errors. PeopleSoft reserves the right to modify or suspend PeopleSoft Forum service in connection with PeopleSoft's provision for Support Services.

7.  Fees
    The first year of Support Services is included in the Software license fees, thereafter, in the event Licensee elects to continue to receive Support Services, Licensee shall pay PeopleSoft the annual Support Services fee as set forth in the applicable Schedule. Support Services are billed on an annual basis, payable in advance. Licensee shall be responsible for all taxes associated with Support Services, other than taxes based on PeopleSoft's income. Licensee's payment shall be due within thirty (30) days of receipt of the PeopleSoft invoice.

    Should Licensee elect not to renew Support Services and subsequently request Support Services, PeopleSoft shall reinstate Support Services only after Licensee pays PeopleSoft the annual then-current fee plus all cumulative fees that would have been payable had Licensee not suspended Support Services.

8.  Term and Termination
    Unless a shorter term is agreed to in writing by both parties, Support Services shall be provided for one (1) year from the Schedule Effective Date and shall be extended each additional year unless terminated by either party. Each one (1) year term shall commence on the anniversary of the Schedule Effective Date.

    Either party may terminate the Support Services provisions at the end of the original term or at the end of any renewal term by giving the other party written notice at least ninety (90) days prior to the end of any term.

    In the event Licensee fails to make payment pursuant to the section titled "Fees", or in the event Licensee breaches the Support Services provisions and such breach has not been cured within thirty (30) days of written receipt of notice of breach, PeopleSoft may suspend or cancel Support Services.

9.  Exclusions
    PeopleSoft shall have no obligation to support:

a.  Altered, damaged or substantially modified Software;
b.  Software that is not the then-current or Previous Sequential Release;
c. Errors caused by Licensee's negligence, hardware malfunction or other causes beyond the reasonable control of PeopleSoft;
d. Software installed in a hardware or operating environment not supported by PeopleSoft;
e.  Third party software not licensed through PeopleSoft; and
f. Software installed at more than one Site if Licensee has not paid for such Support Services.

10. General
    All Updates provided to Licensee are subject to the terms and conditions of the Agreement.

    PeopleSoft shall not be liable for any failure or delay in performance of the Support Services due to causes beyond its reasonable control. Any illegal or unenforceable provision shall be severed from these Terms and Conditions. Licensee agrees that any information received pursuant to these Terms and Conditions shall be deemed subject to the non-disclosure obligations set forth in the Agreement. The Support Services Terms and Conditions states the entire agreement of PeopleSoft's provision of Support Services to Licensee and may only be amended by a written amendment executed by both parties.

11. Definitions
    Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as set forth in the Agreement and applicable Schedule.

    "Enhancement" means technical or functional additions to the Software to improve software functionality and/or operations. Enhancements are delivered with new releases of the Software.

    "Error" means a malfunction in the Software which degrades the use of the Software.

    "Fix" means the repair or replacement of source or object or executable code versions of the Software to remedy an Error.

    "Previous Sequential Release" means the release of Software for use in a particular operating environment which has been replaced by a subsequent release of the Software in the same operating environment. A Previous Sequential Release will be supported by PeopleSoft for a period of eighteen
    (18) months after release of the subsequent release.

    "Priority A" means an Error that: (1) renders the Software inoperative; or
    (2) causes the Software to fail catastrophically.

    "Priority B" means an Error that affects performance of the Software, but does not prohibit Licensee's use of the Software.

    "Priority C" means an Error that causes only a minor impact of the use of the Software.

    "Update" means all published revisions to the Documentation and one (1) copy of the new release of the Software which are not designated by PeopleSoft as new products for which it charges separately.

    "Workaround" means a change in the procedures followed or data supplied to avoid an Error without significantly impairing performance of the Software.

                                 SCHEDULE TWO
                                    TO THE
                    SOFTWARE LICENSE AND SERVICES AGREEMENT

This independent Schedule to the Software License and Services Agreement ("Schedule") is made as of June 24, 1998 ("Schedule Effective Date") by and between PeopleSoft USA, Inc. ("PeopleSoft") and TriNet Employer Group, Inc. ("Licensee"). This Schedule is part of the Software License and Services Agreement between the parties dated September 24, 1997 ("Agreement"). PeopleSoft's Software Support Services Terms and Conditions shall be a part of this Schedule during the Initial Support Services Term and thereafter, provided Licensee elects to purchase Support Services. Capitalized terms used herein shall have the same meaning ascribed to them in the Agreement.

                               SOFTWARE/SERVICES

--------------------------------------------------------------------------------------------------------
Software Modules                                    Mfr.                Provided Copies         Fee
--------------------------------------------------------------------------------------------------------
HRMS Software Modules
--------------------------------------------------------------------------------------------------------
FSA Administration                                  PeopleSoft, Inc.              1             [ * ]
--------------------------------------------------------------------------------------------------------
Time & Labor/(1)/                                   PeopleSoft, Inc.              1             [ * ]
--------------------------------------------------------------------------------------------------------
Other Software
--------------------------------------------------------------------------------------------------------
PeopleTools - Restricted Development/(2)/           PeopleSoft, Inc.              1             [ * ]
--------------------------------------------------------------------------------------------------------
Workstation Access for "n"/(3)/                     PeopleSoft, Inc. Sybase,      1
users (includes base application access,            Inc./SQRIBE Technologies
PeopleSoft Workflow, Workstation SQR,               Seagate Software Information
QueryLink, Crystal, nVision).                       Management Group, Inc.
--------------------------------------------------------------------------------------------------------
Server SQR for "n"/(4)/ servers                     Sybase, Inc./SQRIBE           1
                                                    Technologies.
--------------------------------------------------------------------------------------------------------
PowerPlay 5 user pack/(5)/                          Cognos Corp.                  1             [ * ]
--------------------------------------------------------------------------------------------------------
Other: ________
--------------------------------------------------------------------------------------------------------
TOTAL FEES:                                                                                     [ * ]
--------------------------------------------------------------------------------------------------------

1.  Specific Licensed Use: Licensee's use of the Software is limited to each of the following restrictions.

    ------------------------------------------------------------------------------------------------------
    Territory                                    Software/(6)/ (indicate the country specific     Employees
                                                 global version or local version/(7)/ for
                                                 each country within the Territory in which
                                                 or for which the Software will be used)
    ------------------------------------------------------------------------------------------------------
    [ * ]                                        American English Global Version                [ * ]
    ---------------------------------------------------------------------------------------------------------

-------------------------------

/(1)/ The license for the Time and Labor Software module includes a limited use license for the Human Resources Software module. Such limited use license means that the Human Resources Software module shall only be used in order to access the features and functions of the Time and Labor Software module.
/(2)/ PeopleTools for Restricted Development shall be used by Licensee to develop interfaces and modification only to the licensed PeopleSoft Software application modules.
/(3)/ "n" is that number necessary to effect the purpose for which the Software is licensed in accordance with the Agreement.
/(4)/ "n" is that number necessary to effect the purpose for which the Software is licensed in accordance with the Agreement.
/(5)/ PowerPlay shall be licensed for each named user.
/(6)/ PeopleSoft makes no representations regarding any functionality contained in the Software versions to which Licensee has rights as set forth in this table except as set forth in the Documentation. Except as otherwise explicitly set forth in this Schedule, Licensee shall not be entitled to: (i) local country Support Services, including without limitation, account management; or (ii) local country installation.
/(7)/ Local support services must be purchased for each country in which or for which a local version of the Software will be used.

[ * ] Confidential Treatment Requested


    Technical Environment:
    -----------------------------------------------------------------------
    Database Version          Operating System               Hardware Model
    -----------------------------------------------------------------------
    Oracle                    Unix                           HP
    -----------------------------------------------------------------------

3.  Licensee shall receive the applicable items listed below:
    -----------------------------------------------------------------------
              Item                      Qty.
    -----------------------------------------------------------------------
        Training Units/(8)/              10
    -----------------------------------------------------------------------
       Installation Days/(9)/             2
    -----------------------------------------------------------------------

4. Payment Terms: Licensee shall pay PeopleSoft ninety percent (90%) of license fees on the Schedule Effective Date and ten percent (10%) upon the earlier of: (i) the Software installation date; or (ii) sixty (60) days after the Schedule Effective Date. Unless explicitly stated in this Schedule, all fees specified herein are non-cancelable and non-refundable. All fees are payable in U.S. dollars and shall be sent to the attention of PeopleSoft's Accounts Receivable Department.

5. Support Services Terms for One Single, Central Site: For a period of one year commencing on the Schedule Effective Date ("Initial Support Services Term"), Licensee shall receive Support Services at the Site for the Software version which meets the Technical Environment at no additional cost. Licensee may elect to continue Support Services for the following year, and shall pay in advance of the period an annual Support Services fee equal to eighteen percent (18%) of the license fee for the Software licensed pursuant to this Schedule. Thereafter, for a period of five (5) years, Licensee may elect to continue single Site Software Support Services on an annual basis by paying PeopleSoft an annual Software Support Services fee which shall not exceed one hundred and eight percent (108%) of the prior year's fee. Thereafter, Licensee may elect to continue Support Services by paying PeopleSoft the then-current Support Services fee. The applicable Support Services fee assessed prior to the commencement of each year of Support Services shall incorporate the then-current employee count and/or Reported Revenues. Additional license fees due pursuant to the section in this Schedule entitled Incremental License Fees shall be included in the calculation for Support Services fees.

    Incremental License Fees - HRMS Software: Licensee's licensed use of the HRMS Software licensed pursuant to this schedule is based on an employee count of 3500. Once Licensee grows to 9,000 employees and beyond 9,000 employees, Licensee shall pay PeopleSoft for the licensed Software additional license fees as calculated in the table below. Licensee's employee population shall be determined once annually in accordance with PeopleSoft's Support Services billing. Additional license fees due shall be added to the base fee for calculation of Support Services fees due.


Employee Population                       Additional License Fees Due
--------------------                      ---------------------------
upon reaching 9,000 employees                        [ * ]

each additional 1,000 employees beyond               [ * ]
9,000 (up to 14,000 employees)

upon reaching 15,000 employees                       [ * ]

each additional 1,000 employees beyond               [ * ]
15,000 (up to 24,000 employees)

upon reaching 25,000 employees                       [ * ]

each additional 1,000 employees beyond               [ * ]
25,000 (up to 50,000 employees)

each additional 1,000 employees beyond               [ * ]
50,000 employees

--------------------------------
/(8)/ One (1) Training Unit is one training day for one person at a scheduled
      PeopleSoft Training Session.
/(9)/ One (1) Installation day is equivalent to an eight (8) hour work day.

[ * ] Confidential Treatment Requested


     Miscellaneous Information:
-------------------------------------------------------------------------------------------------------------------------------
SHIPPING INFORMATION               BILLING INFORMATION              SITE INFORMATION                TRAINING INFORMATION
-------------------------------------------------------------------------------------------------------------------------------
Contact:  Steve Carlson            Contact:  Accounts Payable       Contact:  Steve Carlson         Contact:  Paul Sheirich
-------------------------------------------------------------------------------------------------------------------------------
Address:  101 Callan Avenue        Address:  101 Callan Avenue      Address: 101 Callan Avenue      Address: 101 Callan Avenue
-------------------------------------------------------------------------------------------------------------------------------
San Leandro, CA  94577             San Leandro, CA  94577           San Leandro, CA  94577          San Leandro, CA  94577
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
Phone:  510-297-0226               Phone:  510-297-0243             Phone:  510-297-0226            Phone:  510-297-0233
-------------------------------------------------------------------------------------------------------------------------------
Fax:  510-352-6480                 Fax:  510-352-6480               Fax:  510-352-6480              Fax:  510-352-6480
-------------------------------------------------------------------------------------------------------------------------------

ACCEPTED BY:                   ACCEPTED BY:

LICENSEE                       PEOPLESOFT USA, INC.


/s/ DOUGLAS P. DEVLIN           /s/ ROD WALTERS
----------------------         ----------------------------
Authorized Signature           Authorized Signature

Douglas P. Devlin, CFO         Rod Walters, General Manager
----------------------         ----------------------------
Printed Name and Title         Printed Name and Title